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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 dated January 28, 2000) and related prospectus of Ticketmaster Online-CitySearch, Inc. and to the incorporation by reference of our report dated March 11, 1998 (except Note 10, as to which the date is September 28, 1998) with respect to the financial statements for the period from September 20, 1995 (date of formation) to December 31, 1995 for each of the two years ended December 31, 1997 of CitySearch, Inc. included in its Annual Report (Form 10-K) for the transitional period ended December 31, 1998, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference of our report dated January 29, 1999 with respect to the financial statements of Ticketmaster Online-CitySearch, inc. for each of the two years ended January 31, 1998 and the eleven month period ended December 31, 1998 included in its Annual Report (Form 10-K) for the transition period ended December 31, 1998, filed with the Securities and Exchange Commission.

Woodland Hills, California                           /s/ Ernst & Young LLP
January 27, 2000